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                                                                    EXHIBIT 23-B


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Post-Effective Amendment No. 15 on Form S-1 to Registration Statement on Form S-4 for 239,940 shares of Class A common stock, $100 par value (in units of 60 shares) (Registration No. 333-18397) of our report dated February 19, 2003, except as to Note 16, which is as of March 13, 2003, relating to the financial statements and financial statement schedule of TruServ Corporation, which appears in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Chicago, Illinois
December 18, 2003